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                            CHATEAU PROPERTIES, INC.

                          1997 EQUITY COMPENSATION PLAN
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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
1.    Definitions............................................................

2.    Effective Date and Termination of Plan.................................

3.    Administration of Plan.................................................

4.    Eligibility for and Grant of Options and Restricted
      Stock; Committee Authority.............................................

5.    Number of Shares Subject to the Plan...................................

6.    Options................................................................

7.    Restricted Stock.......................................................

8.    Regulations and Approvals..............................................

9.    Interpretation and Amendments; Other Rules.............................

10.   Changes in Capital Structure...........................................

11.   Notices................................................................

12.   Rights as Stockholder..................................................

13.   Rights to Employment...................................................

14.   Exculpation and Indemnification........................................

15.   Captions...............................................................

16.   Governing Law..........................................................
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                            CHATEAU PROPERTIES, INC.

                          1997 EQUITY COMPENSATION PLAN

            Chateau Properties, Inc., a Maryland corporation, wishes to attract key employees, directors and key consultants, to the Company and its Subsidiaries and induce key employees, directors and key consultants, to remain with the Company and its Subsidiaries, and to provide them with long-term incentives for sustained high levels of performance. In furtherance thereof, the Chateau Properties, Inc. 1997 Equity Compensation Plan is designed to provide equity-based incentives to key employees, directors and key consultants, of the Company and its Subsidiaries.

            1.    Definitions.

            Whenever used herein, the following terms shall have the meanings set forth below:

            "Award Agreement" means a written agreement in a form approved by the Committee to be entered into by the Company and the Optionee of an Option or the Grantee of Restricted Stock, as applicable, as provided in Section 4, and also refers, if applicable, to any employment agreement between the Company and the Participant, the provisions of which relate to Options or Grants.

            "Board" means the Board of Directors of the Company.

            "Cause" means, unless otherwise provided in the Participant's Award Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company or its Subsidiaries, or any affiliate thereof, (iv) fraud, insubordination, misappropriation or embezzlement, (v) a material breach of the Participant's employment agreement (if any) with the Company or its Subsidiaries or its affiliates, or (vi) any illegal act detrimental to the Company or its Subsidiaries or its affiliates; provided, however, that if the Participant is a party
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to an employment agreement with the Company or any of its Subsidiaries and such agreement provides for termination for "Cause," "Cause" hereunder shall have the same meaning ascribed to it in the employment agreement.

            "Change in Control" means the occurrence of one of the following:

                  a. a "person" or "group" (within the meaning of sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company (including options, warrants, rights and convertible and exchangeable securities) representing 50% or more of the combined voting power of the Company's then outstanding securities in any one or more transactions; provided, however, that purchases by employee benefit plans of the Company and by the Company or its affiliates shall be disregarded;

                  b. any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the operating assets of the Company;

                  c. the execution and delivery of a definitive agreement by the Company that provides for a merger or consolidation, or a transaction having a similar effect (unless such merger, consolidation or similar transaction is with a subsidiary of the Company or with another company, a majority of whose outstanding capital stock is owned by the same persons or entities who own a majority of the Common Stock at such time), where (A) the Company is not the surviving corporation, (B) the majority of the Common Stock of the Company is no longer held by the stockholders of the Company immediately prior to the transaction, or (C) the Company's Common Stock is converted into cash, securities or other property (other than the common stock of a company into which the Company is merged); provided, however, that, in the event that the contemplated merger, consolidation or similar transaction is not consummated, then any rights that may arise under this
                  Section 5.3(a) by virtue of such Change of Control shall cease to apply;

                  d. at a time when the Common Stock is registered under Section 12 of the Exchange Act, a person other than the Company makes a tender or exchange offer for 50% or more of the Common Stock pursuant to which purchases of any amount of Common Stock are made; or


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                  e. [a majority of the members of the Board are not persons who
                  (A) had been directors of the Company for at least the preceding 24 consecutive months or (B) when they initially were elected to the Board, (I) were nominated (if they were elected by the stockholders) or elected (if they were elected by the directors) with the affirmative vote of two-thirds of the directors who were Continuing Directors (as defined below) at the time of the nomination or election by the Board and
                  (II) were not elected as a result of an actual or threatened solicitation of proxies or consents by a person other than the Board or an agreement intended to avoid or settle such a proxy solicitation (the directors described in clauses (A) and (B) being "Continuing Directors").]

Notwithstanding the foregoing, a "Change of Control" shall not include an offering of any class of shares of common stock of the Company or any of its affiliates under the Securities Act of 1933, as amended.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Committee" means the Executive Compensation Committee of the Board.

            "Common Stock" means the Company's Common Stock, par value $.01 per share, either currently existing or authorized hereafter.

            "Company" means Chateau Properties, Inc., a Maryland corporation.

            "Disability" means the occurrence of an event which would entitle an employee of the Company to the payment of disability income under one of the Company's approved long-term disability income plans or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee; provided, however, that if the Participant is a party to an employment agreement with the Company or any of its Subsidiaries and such agreement provides for termination by reason of "Disability," "Disability" hereunder shall have the same meaning ascribed to it in the employment agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee; (ii) if Shares are not


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then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee; or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make discretionary determinations where the Shares have not been traded for 10 trading days.

            "Grantee" means an employee or director of, or key consultant to, the Company to whom Restricted Stock is granted.

            "Option" means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

            "Optionee" means an employee or director of, or key consultant to, the Company to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

            "Option Price" means the exercise price per Share.

            "Participant" means an Optionee or a Grantee.

            "Plan" means the Company's 1997 Equity Compensation Plan, as set forth herein and as the same may from time to time be amended.

            "Restricted Stock" means an award of Shares that are subject to restrictions under Section 7.

            "Retirement" means, unless otherwise provided by the Committee in the Participant's Award Agreement, the termination (other than for Cause) of employment (or other termination of service, in the case of key consultants or directors) of a Participant on or after the Participant's attainment of age 65 or on or after the Participant's attainment of age 55 with five consecutive years of service with the Company and or its Subsidiaries or its affiliates.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shares" means shares of Common Stock of the Company.

            "Subsidiary" means any corporation (other than the Company) that is a "subsidiary corporation" with respect to the Company under Section 424(f) of the Code or, with respect to grants other than Incentive Stock Options (as herein defined) Subsidiary


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means any other entity, a majority of whose equity interests is owned directly or indirectly by the Company. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any Company that is a "parent corporation" with respect to the Company under Section 424(e) of the Code.

            "Successor of the Optionee" means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

            2.    Effective Date and Termination of Plan.

            The effective date of the Plan is that date on which the Plan is approved by the Board of the Company. The Plan shall not become effective unless and until it is so approved. The Plan shall terminate on, and no Option or Restricted Stock shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

            3.    Administration of Plan.

            The Plan shall be administered by the Committee. The Committee shall consist of at least two individuals each of whom shall be a "nonemployee director" as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Rule 16b- 3") under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code, qualify as "outside directors" for purposes of Section 162(m) of the Code. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan; provided that the otherwise


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applicable procedures of the Committee, to the extent inconsistent with the provisions of this sentence, shall control. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

            4. Eligibility for and Grant of Options and Restricted Stock; Committee Authority.

            Subject to the provisions of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements: (i) authorize the granting of Options or Restricted Stock (or both) to key employees, directors and key consultants of the Company and its Subsidiaries; (ii) determine and designate from time to time those key employees, directors and key consultants of the Company and its Subsidiaries to whom Options and Restricted Stock are to be granted and the number of Shares to be optioned or granted (as applicable) to each employee, director and key consultant; (iii) with respect to Options, determine whether to grant incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Code, or non-qualified stock options ("Non-Qualified Stock Options"), or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); (iv) determine the number of Shares subject to each Option or Grant, as applicable; (v) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period, and the restrictions applicable to Restricted Stock; and
(vi) determine or impose other conditions to the grant or exercise of Options and grant of Restricted Stock under the Plan as it may deem appropriate. In determining the


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eligibility of an employee, director and key consultant to receive an Option or
Grant, as well as in determining the number of Shares to be optioned or granted to any employee, the Committee may consider the position and responsibilities of the employee, the nature and value to the Company of the employee's services and accomplishments whether directly or through its Subsidiaries, the employee's present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement. The Committee shall cause each Option to be designated as an Incentive Stock Option or a Non-Qualified Stock Option.

            5.    Number of Shares Subject to the Plan.

            Subject to adjustments pursuant to Section 11, (i) no more than an aggregate of 950,000 Shares may be the subject of Options or Grants, provided that 250,000 of the Shares available under the Plan shall be reserved for grant in connection with the Company's annual bonus program referred to in clause (i) of Section 7B, and shall not be used for any other purpose hereunder. Notwithstanding the foregoing provisions of this Section 5, Shares


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as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option and Shares of Restricted Stock that are forfeited may be the subject of the grant of further Options or Grants of a type for which the Shares were initially available. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

            The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any optionee may be awarded Incentive Stock Options which are first exercisable by the optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

            6.    Options.

            A.    Option Price.

            The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option. The Option Price with respect to each Incentive Stock Option shall not be less than 100% (or 110%, in the case of an individual described in Section 422(b)(6) of the Code (relating


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to certain 10% owners)) of the Fair Market Value of a Share on the day the
Option is granted.

            B.    Period of Option and Vesting.

            (a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the tenth anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

            (b) Each Option, to the extent that there has been no termination of the Optionee's employment (or other service, if applicable) and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the Optionee's employment or other service with the Company and its Subsidiaries has terminated before the time at which such Option would otherwise have become exercisable, and any Option that would otherwise become exercisable after such termination shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 6B(b),


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Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee's Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee's death, may be exercised by the Successors of the Optionee.

            C.    Exercisability Upon and After Termination of
                  Optionee.

            (a) The Committee shall provide in the Award Agreement the extent (if any) to which any Option may be exercised upon the Optionee's termination of employment (or other service).

            (b) Except as may otherwise be expressly set forth in this Section 6C, and except as may otherwise be expressly provided under the Award Agreement, no provision of this Section 6C is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon cessation of employment or other service.

            D.    Exercise of Options.

            (a) Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

            (b) Without limiting the scope of the Committee's discretion hereunder, the Committee may impose such other


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restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

            E.    Payment.

            (a) The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

                  (i) a certified or bank cashier's check;

                  (ii) the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

                  (iii) if approved by the Committee in its discretion, Shares of previously owned Common Stock (not subject to restrictions hereunder) having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

                  (iv) if approved by the Committee in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

                  (v) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

            (b) The Committee, in its discretion, may also permit the Optionee to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Committee, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with


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respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.

            (c) Except in the case of Options exercised by certified or bank cashier's check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. Any fractional Shares resulting from an Optionee's election that are accepted by the Company shall in the discretion of the Committee be paid in cash.

            F.    Tax Withholding -- Options.

            The Committee may, in its discretion, require the Optionee to pay to the Company at the time of exercise of any Option the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise. Upon exercise of the Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation


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by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate. Notwithstanding anything contained in the Plan to the contrary, the Optionee's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Optionee, and the failure of the Optionee to satisfy such requirements with respect to the exercise of an Option shall cause such Option to be forfeited.

            G.    Exercise by Successors and Payment in Full.

            An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

            H.    Nontransferability of Option.

            Each Option granted under the Plan shall by its terms be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the


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Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock
Option to fail to be described in Section 422(b) of the Code and (iii) is otherwise appropriate and desirable.

            7.    Restricted Stock.

            A.    Certificates for Restricted Stock.

            (a) Each Grantee shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Grantee, and (without limiting the provisions relating to the legending of Share certificates contained in Section 5) shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

            The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Corporation's Equity Participation Plan and an Agreement entered into between the registered owner and the Corporation. Copies of such Plan and Agreement are on file in the offices of the Corporation.

            (b) The Committee shall require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the recipient or his or her designee.


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            B.    Restrictions and Conditions.

            The Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of the Plan and the Award
            Agreements, during a period set by the Committee commencing with the date of such award and ending on a date established by the Committee, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such shares attached or garnished). Unless otherwise determined by the Committee, the restriction period with respect to Shares issued to Grantees on account of their elections with the consent of the Committee to receive all or a portion of their annual bonuses under the Company's discretionary annual bonus program in Shares of Restricted Stock hereunder shall be for a period of three years from the date of grant.

                  (ii) Except as provided in the foregoing clause (i), the
            Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash dividends. Certificates for shares of Stock (not subject to restrictions) shall be delivered to the Grantee promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such Shares of Restricted Stock.

                  (iii) Subject to the provisions of the Award Agreement and clause (iv) below, upon the termination of employment (or other service, if applicable) with the Company and its Subsidiaries for any reason or by the Grantee during the applicable restriction period, all Shares still subject to restriction shall be forfeited by the Grantee.

                  (iv) In the event the Grantee's employment with the Company and its Subsidiaries terminates on account of death, Retirement or Disability of the Grantee during the applicable restriction period, if and to the extent provided in the Award Agreement restrictions will immediately lapse subject to Section 7C on all Restricted Stock granted pursuant to such Award Agreement.

            C.    Tax Withholding -- Restricted Stock.

            The Committee may, in its discretion, require the Grantee to pay to the Company at the time of vesting of any Restricted Stock (or other income recognition event, such as election under


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Section 83(b) of the Code) the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of the vesting (or other such event). Upon vesting (or such other event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Notwithstanding anything contained in the Plan to the contrary, the Grantee's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the release of any restrictions as may otherwise be provided hereunder, and the failure of the Grantee to satisfy such requirements with respect to the vesting of Restricted Stock (or another income recognition event) shall cause the applicable Restricted Stock to be forfeited.

            8.    Regulations and Approvals.

            (a) The obligation of the Company to sell Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.


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            (b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options or restricted stock.

            (c) Each Option and grant of Restricted Stock is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares of Restricted Stock or other Shares, no Options shall be granted or payment made or Shares issued or grant of Restricted Stock made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

            (d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only


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if registered for sale under the Securities Act or if there is an available exemption for such disposition.

            9.    Interpretation and Amendments; Other Rules.

            The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine (A) the conditions under which a Participant will be considered to have retired or become disabled and (B) whether any Participant has done so; (ii) establish or assist in the establishment of a program (which need not be administered in a nondiscriminatory or uniform manner) under which the Company or a third party may make bona-fide loans on arm's-length terms to any or all Optionees to assist such Optionees with the satisfaction of any or all of the obligations that such Optionees may have hereunder or under which third-party sales may be made for such purpose (including, without limitation, a loan program under which the Company or a third party would advance the aggregate Option Price to the Optionee and be repaid with Option stock or the proceeds thereof and a sale program under which funds to pay for Option stock are delivered by a third party upon the third party's receipt from the Company of stock certificates); (iii) determine the extent, if any, to which Options or Shares (whether or not Shares of Restricted Stock) shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (iv) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference


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

permitted by law; and (v) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The Committee may, in its discretion, establish a program under which, in each case in which dividends (or, in the discretion of the Committee, certain dividends) are payable with respect to an outstanding Share, an equivalent amount with respect to each Share subject to an outstanding Option shall be (i) paid currently to the applicable Optionee, (ii) deferred for eventual payment to the Optionee (with or without interest or other deemed earnings), (iii) credited as a reduction to the exercise price of the Option or (iv) any combination of the foregoing. Unless otherwise expressly provided hereunder, the Committee, with respect to any Option or Grant, may exercise its discretion hereunder at the time of the award or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to Options or Restricted Stock previously granted unless such amendments are in connection with compliance with applicable laws; provided that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained. General 162(m) provision -- Without limiting the generality of the foregoing, the Committee may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities or tax laws) take any steps it deems appropriate, that are not inconsistent with the purposes and intent of the Plan, to take into account the provisions of Section 162(m) of the Code.

            10.   Changes in Capital Structure.


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

            If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options and Restricted Stock, then the Committee may forthwith take any such action as in its judgment shall be necessary to preserve to the Participants rights substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under Section 4 (if Shares are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of shares subject to Options and Grants, (y) the Option Price, and (z) the number and kind of shares available under Section 4. To the extent that such action shall include an increase or decrease in the number of shares subject to outstanding Options and Grants, the number of shares available under Section 4 above shall be increased or decreased, as the case may be, proportionately.

            If a Change in Control shall occur, then the Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned or granted (as applicable) hereunder, and the acceleration of the exercisability of the Option or vesting of the Restricted Stock), provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Participant as determined at the time of the adjustments.

            The judgment of the Committee with respect to any matter referred to in this Section 11 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

            11.   Notices.

            All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 12.

            12.   Rights as Stockholder.

            Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of death shall have any rights of a stockholder with respect to the Shares subject to an Option, except to the extent that a certificate for such Shares shall have been issued upon the exercise of the Option as provided for herein.

            13. Rights to Employment. Nothing in the Plan or in any Option or Restricted Stock granted pursuant to the Plan shall


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

confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual's employment or other service at any time.

            14.   Exculpation and Indemnification.

            To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

            15.   Captions.

            The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

            16.   Governing Law.

            THE PLAN SHALL BE GOVERNED BY THE LAWS OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.


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